SONY
                       COMPONENT & COMPUTER PRODUCTS GROUP

                         VALUE ADDED RESELLER AGREEMENT

                              SONY ELECTRONICS INC.

THIS AGREEMENT is made this first day of May 1996, by SONY ELECTRONICS INC. through its COMPONENT & COMPUTER PRODUCTS GROUP., with a place of business at 3300 Zanker Road, San Jose, CA 95134 (hereinafter referred to as the "Division"), and Pacific Magtron maintaining its principal office at 675 Palomar Avenue, Sunnyvale, CA 94086 (hereinafter referred to as the "Buyer").

                                   WITNESSETH:

WHEREAS, the Division is engaged in the sale, licensing and distribution of various kinds of electronics products and accessories; and,

WHEREAS, the Buyer desires to purchase and/or license certain of such products and accessories as part of systems manufactured, integrated or assembled or integrated by the Buyer for resale, leasing, licensing or other distribution.

NOW, THEREFORE, by reason of the foregoing premises, and in consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

ARTICLE 1.0 DEFINITIONS. FOR PURPOSES OF THIS AGREEMENT:

1.1 The term the "Products" shall mean those products and accessories listed on Appendix I attached to this Agreement and made a part hereof, which list may be amended from time to time by the Division adding or deleting products and accessories therefrom and by giving the Buyer notice thereof.

1.2 The term the "Systems" shall mean those integrated systems generally described in Appendix I attached to this Agreement and made a part hereof, that are manufactured, integrated or assembled by the Buyer containing the Products or that add significant value to the Products by the Buyer's combination of same with products or accessories manufactured, integrated and/or assembled or distributed by the Buyer.

1.3 The term the "Customers" shall mean those customers for the Buyer's Systems in those classes of trade designated on Appendix I attached to this Agreement and made a part hereof, which designation may be amended from time to time by the Division adding or deleting classes of trade therefrom and by giving the Buyer notice thereof.

ARTICLE 2.0 SCOPE OF THIS AGREEMENT.

2.1 General: The Division agrees to sell and/or license, and the Buyer agrees to purchase, the Products from the Division for the Buyer's incorporation thereof and/or license into the Systems for resale, as part of the Systems, to the Customers upon the terms and conditions set forth in this Agreement.
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2.2  Limitations:  The  Buyer  acknowledges  that its  right to  resell,  lease, license and distribute the Products under this Agreement is non-exclusive, and that the Division reserves the right to sell, lease, license and distribute any of its products to any customers in the world, and to appoint, in its sole discretion, any additional resellers or third parties, including itself, at any location as may be chosen by the Division, without giving the Buyer notice thereof and without incurring any liability to the Buyer therefor.

2.3 Status as Independent Contractor: The Buyer acknowledges that it is an independent contractor of the Division and that it has no right or authority to assume or create any obligation of any kind, whether express or implied, on behalf of the Division. The Buyer shall make no warranties or representations to any third party with respect to any of the Products, except those expressly approved in writing by the Division. The Buyer will defend, indemnify and hold the Division (and/or its officers, directors, employees and agents) harmless from all suits, claims, losses and damages (including reasonable attorney's fees) arising from any claims against the Division as a result of the Buyer's default in the performance of its obligations under the terms and conditions of this Agreement.

2.4 Access: The Buyer shall give the Division such documentation as the Division may reasonably request to verify the Buyer's performance of its obligations under the terms and conditions of Section 5.4 and Appendix 1.

ARTICLE 3.0 ORDERING PROCEDURE.

3.1 Orders: On or before the date first above written, and on or before the start of each calendar month thereafter, the Buyer shall place with the Division the Buyer's firm order for the Products it wishes to purchase and/or License for delivery during the calendar month following the Division's then current leadtimes therefor. All the Buyer's orders will be in writing, will refer to this Agreement, and will indicate the quantities, shipping dates and shipping destination requested. The Division reserves the right to reject any Buyer order and each Buyer order will only be deemed accepted by the Division when acknowledged in writing or by the Division's delivery of the Products covered thereby. Except as provided in this Section, any term or condition set forth in any Buyer order or other purchasing document which are inconsistent with, different from', or in addition to, the terms and conditions of this Agreement, will have no force or effect unless separately agreed to by the Division in writing.

3.2 Forecasts: No later than the tenth (10th) calendar day of each month during the term of this Agreement, Buyer shall furnish the Division with a non-binding forecast of its anticipated needs for the Products for delivery during the immediately following three (3) month period.

3.3 Purchases: The Buyer shall use its best efforts to purchase and/or license for delivery during the term of this Agreement those minimum quantities of the Products referred to in Appendix 2 attached hereto and made a part hereof. Such minimum purchase requirement will not be interpreted or construed as a "take or pay" obligation on the part of the Buyer, but may be used by the Division to determine whether it, in its sole discretion, wishes to offer the Buyer the right to continue to purchase and/or license the Products after the expiration or termination hereof and/or as an eligibility requirement for any promotional programs and the like concerning the Products the Division may wish to run during the term hereof.
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ARTICLE 4.0 SALE OF THE PRODUCTS.

4.1 Terms: The Division shall sell and/or license the Products to the Buyer upon the terms and conditions set forth in this Agreement.

4.2 Prices: The Division shall sell and/or license the Products to the Buyer at the prices and fees set forth on Appendix 2 attached to this Agreement and made a part hereof, subject to adjustment as provided for in that Appendix. Not withstanding the foregoing, Division reserves the right to adjust the prices for the Products by giving the Buyer notice thereof

4.3 Allocations: The Division reserves the right to allocate its inventory of Products in such a manner as it may, in its sole and absolute discretion, from time to time, determine without incurring any liability therefor.

4.4 Specifications: The Buyer acknowledges that the Division may discontinue the sale and/or licensing of any of the Products and any parts thereof (except where continued availability is required by federal law) as it, in its sole discretion, determines, without giving the Buyer notice thereof and without incurring any liability to the Buyer therefor. Notwithstanding the foregoing, the Division will use its best efforts to give the Buyer prior notice of any such discontinuance or change affecting the Product's form, fit or function. If, because of any discontinuance or change to the Products affecting their form, fit or function, Buyer does not wish to purchase and/or license same or any of the other products covered by this Agreement, then the Buyer may terminate this Agreement by giving the Division notice thereof within ten (10) days of the Division's notice to it. In addition, the Division will afford the Buyer the opportunity to purchase and/or license from it, on a "last call" basis hereunder, any of the Products to be so discontinued or so changed within thirty (30) days of such notice.

4.5 Taxes: The Buyer shall bear the cost and expense of any taxes, levies, duties and fees of any kind, nature or description whatsoever applicable to the Products sold and/or licensed to it by the Division, other than taxes based solely on the Division's own income derived therefrom. The Buyer will promptly pay to the Division all such amounts upon the Division giving the Buyer notice thereof unless the Buyer provides the Division with exemption certificates or licenses acceptable to the appropriate taxing authorities.

ARTICLE 5.0 THE SYSTEMS.

5.1 General: The Buyer represents to the Division that all the Products purchased and/or licensed by it under this Agreement shall be incorporated into the Systems or be sold as replacement parts for the Systems and will only be sold to the Customers of the Systems with significant value added thereto. The Buyer will defend, indemnify and hold the Division (and/or its officers, directors, employees and agents) harmless from all suits, claims, losses and damages (including reasonable attorneys' fees) arising from any claims against the Division as a result of the Buyer's default in the performance of its obligations under this Section.


5.2 Specific Uses: The Buyer will not knowingly, sell, lease, license or distribute the Systems for use in aircraft instrumentation or for life support purposes. In addition, if the Buyer sells, leases, licenses or distributes the Systems for any medical purpose or application, Buyer will, at its own cost and expense, obtain and maintain all approvals and permits required by the United States Federal Food, Drug & Cosmetic Act of 1938, as now in effect or hereafter amended, concerning same and will not resell, lease, license or distribute any of the Products in any way that will make them be adulterated or misbranded within the meaning of the Act, or be an article which may not be introduced into interstate commerce pursuant to the requirements of Sections, 404, 415, 510, 513 or 515 thereof, nor be in violation of any similar law or any other jurisdiction having authority over the manufacture, processing and distribution of the Systems or the Products. The Buyer will defend, indemnify and hold the Division (and/or its officers, directors, employees and agents) harmless from all suits, claims, losses and damages (including reasonable attorneys' fees) arising

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     from any claims against the Division as a result of the Buyer's  default in the performance of its obligations under this Section.

5.3 Trademarks: The Buyer acknowledges the validity of the Division's tradenames and trademarks and that it shall have no right to or interest in any trade names or trademarks owned, used or claimed now or in the future by the Division or Sony Corporation (Japan) as a result of this Agreement.

5.4 Documentation Accompanying the Products: The Buyer shall furnish the Customers for the Systems with all warranty cards and other documentation accompanying the Products at the time of their delivery to the Buyer and will not remove any Sony trademarks, trade names, serial numbers and other Sony identification appearing on the Products, without the prior written consent of the Division. HOWEVER, IF THE BUYER MODIFIES THE PRODUCTS FOR THE SYSTEMS, THEN IT WELL REMOVE ALL SUCH CARDS, DOCUMENTATION, TRADEMARKS, TRADE NAMES, SERIAL NUMBERS AND IDENTIFICATION.

ARTICLE 6.0 SHIPMENTS.

6.1 Title and Risk of Loss: Title to all the Products sold (but not licensed) by the Division to the Buyer shall pass upon the Division's delivery thereof to the carrier. Risk of loss or damage to any of the Products in transit, without regard to whether the Division paid the shipping charges therefor or whether any third party is designated as consignee thereof, is the Buyer's, whose responsibility it will be to file claims with the carrier.

6.2 Time of Delivery: Delivery dates set forth in any Buyer order or other purchasing documents, or any confirmation thereof by the Division, shall be deemed to be estimated only and subject to the Division's then current leadtimes for the Products. The Buyer will not be excused from payment of any amounts it owes to the Division or from the performance of any of its other obligations under the terms and conditions hereof as a result of, and the Division will not be liable to the Buyer for damages resulting from, the Division's failure to meet any of those dates. However, if the Division's delay in shipment or delivery of any ordered Products exceeds by ninety (90) days such first estimated date, then either party may cancel any Buyer order or part thereof not previously fulfilled by giving the other notice thereof, and without incurring any liability to the other therefor.

6.3 Separate Transaction: Each Buyer order for the Products shall be deemed a separate transaction and each shipment of the Products by the Division will constitute a separate sale and/or license, obligating the Buyer to pay therefor, whether such shipment be in whole or only in partial fulfillment of such order.

6.4 Stop Shipments: The Buyer acknowledges that the Division reserves the right, in its sole discretion, to cancel any Buyer orders previously accepted by the Division or to delay the delivery of any of the Products covered thereby if the Buyer defaults in any of its obligations under this Agreement or if the Division reasonably believes that the Buyer may do so for or with respect to any past or pending Buyer order.

ARTICLE 7.0 CREDIT, PAYMENT AND INDEBTEDNESS.

7.1 Maintenance of Credit Line: The Buyer shall maintain a credit line sufficient to support its purchase and/or license of the Products under this Agreement. The Buyer will provide the Division with such statements of the Buyer's financial condition as the Division may reasonably request by giving the Buyer notice thereof. The Buyer acknowledges that the Division may, from time to time, vary, change or limit the amount or duration of credit allowed to the Buyer either

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     generally or with respect to any specific  order for the Products by giving the Buyer notice thereof and without incurring any liability to the Buyer therefor.

7.2 Payment Term: Buyer shall pay to the Division the net purchase price of all Product shipped hereunder within thirty (30) days after the date of Division's invoice.

7.3 Unauthorized Deductions: The Buyer shall not make deductions of any kind from any amount it owes to the Division unless the Buyer has received an official credit memorandum from the Division authorizing such deduction. The making of any such deduction shall be grounds for immediate cessation of further deliveries to the Buyer and/or termination of this Agreement by the Division without liability of the Division therefor.

7.4 Charge for Late Payment: If payment is not received by the Division when due, the Division shall have the right, in its sole and absolute discretion, to levy, in addition to the prices specified, a monthly charge equal to the lesser of (i) one and one-half percent (1-1/2%) of the invoiced amount for each month during which the payment remains outstanding, including any month in which payment was due and not received, or (ii) the maximum allowable by law. If at any time the Buyer's account is subject to a finance charge hereunder, in addition to any other remedies, the Division reserves the right to stop all further shipments to the Buyer. Late payment shall constitute a material breach by the Buyer hereunder and constitute a basis for termination of this Agreement by the Division.

7.5 Defaults: If the Buyer defaults in the payment of any amount it owes to the Division when due, and if such default continues for a period of ten (10) days after the Division gives the Buyer notice thereof, then, in addition to any other remedy available to the Division under this Agreement or at law therefor, all amounts payable by the Buyer to the Division, whether then due or not, shall, in the Division's sole discretion, and without further notice to the Buyer, become immediately due and payable.

ARTICLE 8.0 PATENT, TRADEMARK AND COPYRIGHT INFRINGEMENT.

8.1  Claims of Direct Infringement:  Subject to the terms and conditions of this
     Article 8.0, the Division warrants to the Buyer that, to the best of the Division's knowledge, the Products as and when manufactured and delivered by the Division to the Buyer shall be free of any rightful third party claim of direct infringement of any United States patent, trademark or copyright by the Products per se.

8.2 Indemnification by the Division: The Division shall, at its own cost and expense, defend any claim or suit alleging direct patent, trademark or copyright infringement instituted against the Buyer or other affiliated companies in which the Buyer has direct ownership (and/or its officers, directors, employees and agents) but not customers of the Buyer, and indemnify the Buyer (and/or its officers, directors, employees and agents) against any award of damages and costs for direct infringement (including reasonable attorneys' fees) made against the Buyer by a court of last resort, insofar as such award of damages is based on a final determination that the Products as and when delivered by the Division to the Buyer under this Agreement directly infringed any patent, trademark or copyright of the United States. Indemnification of costs hereunder will extend only to actual costs assessed. This indemnity will not apply to the Products made by or for, or modified by or for, the Division in accordance with the Buyer's specifications or requests.

8.3 Conditions Under Which Indemnification Applies: The Division's obligation under Section 8.2 shall be conditioned on the following: (a) the Division shall be notified promptly in writing by Buyer of any notice of such claim, but in no event later than ten (10) days after Buyer shall have received any notice thereof-, (b) the Division, in its sole discretion, is given sole control of the defense of any such claim, suit or allegation and all negotiations for its settlement or compromise; (c) the Buyer fully cooperates with the Division in the defense and all related settlement negotiations. If the Products become, or in the Division's opinion are likely to become, the subject of such a claim, allegation or suit then the Buyer permits the Division, at the Division's own cost

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     and  expense but in its sole  discretion:  (1) to procure for the Buyer the right to continue using the affected Products; (2) to replace or modify the affected Products so that they become noninfringing; or, (3) to remove the affected Products and refund the purchase price the Buyer paid therefor.


8.4 Exclusions: Notwithstanding the terms and conditions of Sections 8.1, 8.2 and 8.3, the Division shall have no liability to the Buyer if any such claim, allegation or suit is based upon or arises out of. (a) alterations of the Products by the Buyer or any third party; (b) failure of the Buyer to use updated Products provided by the Division for avoiding such infringement; (c) use of the Products in combination with equipment, software or products not furnished by the Division except for those expressly approved in writing by the Division; (d) processes or methods allegedly performed by the Products except those expressly approved in writing by the Division: (e) use of the Products in the manner for which the same were neither designed nor contemplated; or, (f) a patent, trademark or copyright in which the Buyer or an affiliate or subsidiary of the Buyer has a direct or indirect interest by license or otherwise.

8.5  Disclaimer  of Warranty  Against  Infringement:  THE  WARRANTY SET FORTH IN
     SECTION 8.1 IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO ANY CLAIM OF INFRINGEMENT BY THE PRODUCTS. THE DIVISION HEREBY DISCLAIMS AND EXCLUDES ALL WARRANTIES AGAINST INFRINGEMENT THAT MAY BE PROVIDED IN SECTION 2-312(3) OF THE UNIFORM COMMERCIAL CODE AND/OR IN ANY OTHER COMPARABLE STATE STATUTE.

8.6 Limitation of Liability For Infringement Claims: The terms and conditions of this Article and Article 11.0 state the entire liability of the Division to the Buyer for any claim arising from, or based upon, infringement of any third party intellectual property right including but not limited to patent, trademark or copyright infringement.

8.7 Indemnification by the Buyer: The Buyer shall, at its own cost and expense, defend, indemnify and hold harmless the Division (and/or its officers, directors, employees and agents) in the same manner and to the same extent described in Section 8.2 from any claim, allegation or suit against the Division (and/or its officers, directors, employees and agents) in which the alleged direct patent, trademark or copyright infringement arises from:
     (a) any of the Products made by or for, or modified by or for, the Division in accordance with the Buyer's specifications or requests; (b) alteration of the Products by the Buyer; or, (c) from the combination of the Products with equipment, software or products not furnished by the Division except for those expressly approved in writing by the Division

ARTICLE 9.0 INTELLECTUAL PROPERTY RIGHTS IN SOFTWARE.

9.1 Retention of Rights: The Buyer acknowledges that the Division or, in applicable instances, the Division's licensor, retains the entire right and title in and to the intellectual property of any software the Division furnishes to the Buyer pursuant to this Agreement. The Buyer shall enter into such agreements as the Division may from time to time request as a condition to the Division furnishing the Buyer any such software and the Buyer's distribution, use or modification thereof.

9.2  Software  as  Products:  Unless an  agreement  of the type  referred  to in
     Section 9.1 is entered into, the Buyer shall only license and/or distribute and shall not unbundle, offer for sale or in any way attempt to separate the software the Division furnishes to it for distribution as one of the Products, and then only on those terms and conditions, not including license fees, as the Division may, from time to time, request. The Buyer agrees that they will not remove any end user license agreement included with the software and will not modify or reverse engineer the software.

9.3 Customer Licenses: The Buyer shall obtain for and deliver to, the Division customer signed copies of any agreements the Division may, from time to time, require the Buyer's customer to enter into as a condition to their use of any software the Division furnishes to the Buyer for distribution as one of the Products. Although the Buyer will not be responsible for the enforcement of any such agreements, it will take such actions as the Division may from time to time reasonably request by

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     giving the Buyer notice  thereof not to induce or contribute  reasonably to any customer's default under such an agreement.

ARTICLE 10.0 INSPECTION AND WARRANTY.

10.1 Upon receipt of shipment hereunder, Buyer shall inspect the Products under such shipment. Claims for shortages, incorrect materials or invoicing errors must be made by Buyer within twenty (20) days after receipt of shipment. Claims for non-receipt of shipment must be made within twenty
     (20) days after receipt of invoice. Claims for defects in material, workmanship or failure to meet specifications must be made within the time period specified below.

10.2 Division warrants that the Products furnished hereunder will at the time of shipment, and for the period specified in Appendix 2 ("Warranty Period"), be free from defects in material and workmanship under normal use and service and will conform to Division's applicable standard written specifications.

10.3 Should any Product prove defective by reason of improper material or workmanship or failure to meet the specifications, and if Buyer shall have so notified Division in writing within the period specified above and shall have specified in such notice the alleged defects and/or failures, and if such Product is found to Division's satisfaction to be nonconforming, Division shall, at Division's option, either repair or replace such defective Product at Division's cost or refund the purchase price of such defective Product within sixty (60) days after receipt of such defective Product. Division shall not be required to remove or install any Products from or into Buyer's product(s) or system(s) for the purpose of such repair or replacement.


10.4 Notwithstanding the above, Division shall have no warranty, liability or obligation to the Buyer with respect to any software which may be contained on any media Products; or any Products which have been subjected to operating and/or environmental conditions in excess of the maximum values therefor in the applicable specifications or otherwise have been subjected to abuse, misuse, improper use, improper testing, negligence, accident, alteration, tampering or faulty repair, such as, by way of example, any Product that has been reconfigured by Buyer; or any Product which has been altered, repaired or modified other than upon Division's prior written approval; or any Product subjected to unusual physical, electrical or environmental stress or improper installation; or any Product that has any foreign equipment or component, either residing in Buyer's chassis or connecting to it other than via a Division-supplied interface device, unless such foreign equipment or component is first removed, and no defect has been induced by its incorporation. Nor shall this warranty extend to subsequent purchasers or end users of Buyer's product(s) in which Division's Products may be incorporated.

10.5 Division hereby disclaims any representations or warranty that the Products are or will be compatible with any combination of non-Sony products Buyer may choose to connect to the Products. It shall be Buyer's responsibility to determine for itself the suitability and compatibility of the Products in each instance.

10.6 Continued use or possession of the Products after expiration of the applicable warranty period stated above shall be conclusive evidence that the warranty is fulfilled to the full satisfaction of Buyer. Division's warranties as hereinabove set forth shall not be enlarged, diminished or affected by, and no obligation or liability shall arise or grow out of, Division's rendering of technical advice or service in connection with Buyer's order of the Products furnished hereunder.


10.7 THE  BUYER  ACKNOWLEDGES  THAT,  EXCEPT AS  EXPRESSLY  PROVIDED  ABOVE,  NO
     WARRANTIES WITH REGARD TO THE PRODUCTS, WHETHER OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, ARE CREATED BY THIS AGREEMENT AND THE DIVISION HEREBY DISCLAIMS AND EXCLUDES ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 11.0 LIMITATION OF LIABILITY.

     THE LIABILITY OF THE DIVISION, IF ANY, FOR DAMAGES FOR ANY CLAIM OF ANY KIND WHATSOEVER AND REGARDLESS OF THE LEGAL THEORY, WITH REGARD TO ANY ORDER PLACED BY THE BUYER HEREUNDER, REGARDLESS OF THE DELIVERY OR NON-DELIVERY OF SUCH PRODUCTS, OR WITH RESPECT TO THE PRODUCTS COVERED THEREBY, SHALL NOT BE GREATER THAN THE ACTUAL PURCHASE PRICE OF THE
     PRODUCTS WITH RESPECT TO WHICH SUCH CLAIM IS MADE. IN NO EVENT SHALL DIVISION BE LIABLE TO THE BUYER FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND. UNDER NO CIRCUMSTANCES SHALL DIVISION BE LIABLE TO THE BUYER FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PRESENT OR PROSPECTIVE PROFITS, EXPENDITURES, INVESTMENTS OR COMMITMENTS, WHETHER MADE IN THE ESTABLISHMENT, DEVELOPMENT OR MAINTENANCE OF BUSINESS REPUTATION OR GOODWILL, OR FOR LOSS OF DATA, COST OF SUBSTITUTE PRODUCTS, COST OF CAPITAL, AND THE CLAIMS OF ANY THIRD PARTY, OR FOR ANY OTHER REASON WHATSOEVER

ARTICLE 12.0 TERM AND TERMINATION.

12.1 Term: This Agreement shall become effective as of this date first above written and will expire on April 30, 1997 unless sooner terminated in accordance with the terms and conditions hereof.

12.2 Termination for Convenience: This Agreement may be terminated without cause by either party by and upon ninety (90) days prior written notice given to the other party by registered or certified mail, in which event this Agreement shall terminate on the date set forth in such notice. The date of mailing said written notice shall be deemed the date on which notice of termination of the Agreement shall have been given.


12.3 Termination for Cause: This Agreement may be terminated by either party upon the occurrence of any of the following, by the aggrieved party giving written notice to the other party by registered or certified mail, in which event this Agreement shall terminate on the date set forth in such notice.:

     (a) The Buyer defaults in the payment of any amount it owes to the Division when due and such default continues for a period of ten (10) days after the Division gives the Buyer notice thereof.

     (b) If any proceeding in bankruptcy or in reorganization or for the appointment of a receiver or trustee or any other proceedings under any law for the relief of debtors shall be instituted by or against the other party or if the other party shall make an arrangement for the benefit of creditors;

     (c) A breach by either party of any terms of this Agreement which breach is not remedied to the aggrieved party's satisfaction within ten (10) days of the breaching party's receipt of notice of such breach

     (d) Either party engaging directly or indirectly in any attempt to defraud the other party;

     (e) The occurrence of any of the events referred to in Article 13.1 (a) through (c), or the Buyer'sfailure to give the Division notice of an event referred to in Article 13.1 (a) through (c).

12.4 Remedies for Breach: If the Buyer defaults in the performance of its obligations under the terms and conditions of this Agreement, then the Division may, in addition to any other remedy available to it hereunder or at law, suspend or cease further shipments of the Products to the Buyer or suspend doing business with the Buyer.

12.5 Right of Set-Off: If the Buyer defaults in the performance of its obligations under the terms and conditions of this Agreement or any other agreement(s) with any other division of Sony Electronics Inc., then the Division may, in addition to any other remedy available to it hereunder or at law, set-off any amounts owed to it pursuant to this Agreement or such other agreements. Upon the termination of this Agreement, any amounts the Division owes to the Buyer will be first off-set against any amounts the Buyer owes to the Division, or any other division of Sony Electronics Inc..

12.6 Effect on Other Agreements: Upon the termination of this Agreement, the Division may, in its sole discretion, terminate any/or all other agreements then in effect BETWEEN THE BUYER AND THE DIVISION and/or any other division of Sony Electronics Inc. Said right of termination as set FORTH HEREIN shall be in addition to and to the extent necessary supersede any right of termination which may be provided for in any of such other agreements.


12.7 Surviving Obligations and Limitations: Neither the expiration or termination of this Agreement nor the termination of any agreement referred to in Section 12.6 shall release the Buyer from its obligation to pay any amount it owes to the Division or operate to discharge any liability to the Division incurred by the Buyer prior thereto.


12.8 Order Procedure After Notice of Termination: During the period between the Division giving the Buyer notice of default or notice of this Agreement's termination and the date of cure or effective date of such termination, all Buyer orders for the Products that are accepted by the Division shall be shipped to the Buyer only upon a cash with order basis.


ARTICLE 13.0 NOTICES.

13.1 The Buyer agrees to give the Division immediate notice in writing of any:

     (a) Transaction affecting the ownership of ten percent (10%) or more of the Buyer's capital stock, if a corporation;
     (b)  Change in the respective interest of the partners, if a partnership;
     (c) Transaction affecting the ownership of any part of the business, if an individual proprietorship; and
     (d)  Changes in address of its headquarters or branch locations.

13.2 Any notice given under this Agreement shall be deemed to have been sufficiently given when sent by certified or registered mail to the respective parties hereto at the address designated by each of them respectively in this Agreement, or as subsequently changed by notice duly given. The date of mailing said written notice shall be deemed the date on which notice has been given.

ARTICLE 14.0 GENERAL.

14.1 Export: The Buyer represents and warrants to the Division that the Buyer shall not export the Products covered by this Agreement in violation of U.S. export laws and regulations. The Buyer will be solely responsible for compliance with and the obtaining of any required export licenses.

14.2 Assignment: The Buyer shall not assign or otherwise transfer this Agreement or any interest herein or any right hereunder to any third party without the prior written consent of the Division, and any such purported assignment, transfer or attempt to assign or transfer any interest herein or right hereunder without the prior written consent of the Division will be deemed immediately null, void and of no force or effect and this Agreement will be deemed immediately terminated.

14.3 Waivers: No waiver by the Division of any default in performance on the part of the Buyer under this Agreement or of any breach or series of breaches by the Buyer of any of the terms or conditions of this Agreement shall constitute a waiver of any subsequent default in performance under this Agreement or any subsequent breach of any terms or conditions thereof.

14.4 Non-Exclusivity of Remedy: Any specific right or remedy provided in this AGREEMENT SHALL NOT BE exclusive but will be cumulative of all other rights and remedies set forth herein or allowed by law.

14.5 Litigation: In the event of any litigation between the parties with respect to this AGREEMENT, THE prevailing party (the party entitled to recover costs of suit, at such time as all appeals HAVE BEEN exhausted or the time for taking such appeals has expired), shall be entitled to recover REASONABLE attorneys' fees and costs in addition to such other relief as the court may award. This provision shall survive the expiration or termination of this Agreement.


14.6 Headings: The headings of Articles and sections in this Agreement are for convenience and reference only, and they shall in no way define, limit or describe the scope of the terms and conditions of such Articles and sections and will not be considered in the interpretation, construction or enforcement hereof.

14.7 Governing Law, Venue and Waiver of Jury Trial: (i) This Agreement shall be construed and enforced in accordance with the local law of the State of California. (ii) The parties hereby consent to and submit to the jurisdiction of the federal and state courts located in the State of California, and any action or suit under this Agreement shall only be brought by the parties in any federal or state court with appropriate jurisdiction over the subject matter established or sitting in the State of California. The parties shall not raise in connection therewith, and hereby waive, any defenses based upon the venue, the inconvenience of the forum, the lack of personal jurisdiction, the sufficiency of service of process, or the like in any such action or suit brought in the State of California. Ibis provision shall survive the expiration or termination of this Agreement.

14.8 Waiver of Jury Trial: BUYER HEREBY WAIVES ALL RIGHT OR ENTITLEMENT TO TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE THAT ARISES OUT OF OR RELATES IN ANY WAY TO THIS AGREEMENT. THIS PROVISION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

14.9 Invalidity: If and to the extent that any of the terms and conditions hereof are specifically determined by any court to be in whole or in part invalid or unenforceable, this Agreement will be deemed immediately terminated.

14.10 Government Contracts: No term or condition required in any United States government contract or subcontract related thereto shall be deemed a part of this Agreement, or be imposed upon or binding upon the Division, and this Agreement will not be deemed an acceptance of any government term or condition that may be included or referred to in any Buyer order or other purchasing document

ARTICLE 15.0 ENTIRETY OF AGREEMENT.

       This Agreement supersedes, terminates and otherwise renders null and void any and all prior written and/or oral agreements entered into and between the parties with respect to the Products, except that nothing herein contained shall be interpreted or construed to discharge the Buyer from its obligation to pay any amount it owes to the Division or to discharge any liability to the Division incurred by the Buyer prior to the date first above written. This Agreement represents and incorporates the entire understanding of the parties with respect to the matters herein expressly set forth, and each party acknowledges that there are no warranties, representations, covenants or understandings of any kind, nature or description whatsoever made by either party to the other, except as are herein expressly set forth. This Agreement may only be amended by means of a written agreement between the parties which states that it is an amendment hereto.

ARTICLE 16.0 ACCEPTANCE.

       This Agreement shall be subject to acceptance by the Division, through its execution by an authorized representative thereof


     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.


Component & Computer Products Group            Pacific Magtron:
Sony Electronics Inc.

By: /s/ Yasuhiro Kuga                          By: /s/ Ted Li
Yasuhiro Kuga                                     Authorized Signature
President                                      Printed Name: Ted Li
                                               Title: Managing Partner

                                   APPENDIX 1

                              PRODUCTS AND SYSTEMS


THE PRODUCTS are as follows:
                  CD-ROM Drives
                  Floppy Disk Drives
                  CD-R Drives

The Systems are as follows:
                  Multi-Media Kits
                  Peripheral Subsystems

       In all events, the Systems will consist of the Products combined with or incorporated into plug and play subsystems or standalone systems in each case, using equipment and/or programs manufactured or developed by or for the Buyer.


The Customers are as follows:

       Buyer certifies and agrees that the System will be leased or resold in the regular course of business to the customers. Buyer may not resell the Products to end users that are affiliated with Buyer, or have an equity interest in Buyer.

                                   APPENDIX 2

                         MINIMUM QUANTITIES AND PRICES


          Volume Level            Products      Price Per Unit
          ------------            --------      --------------

     100 units per month           CDU76S          $97.00
     100 units per month           CDU920S         $550.00
     100 units per month           CDU924S         $500.00
     100 units per month           CDU111          $85.00
     100 units per month           CDU311          $109.50
     100 units per month           MPF5201/13      $19.50


Delivery for the Products will be FOB:  Division's shipping location.

Minimum per-shipment quantity           100 units per product type

The warranty period applicable to
 each of the Products is:               one year from date of invoice.

Current minimum lead time:              90 days from receipt of order.


The prices to be initially charged the Buyer will be those designated for Volume Levels indicated above. If the Buyer does not purchase for delivery at least thirty percent (30%) of its applicable Volume Level in the first six (6) months of this Agreement, the Division will increase such price, for the remainder 'of the Agreement term, to the price contained in the Division's then current volume price list which pertains to the prorated Volume Level at which the Buyer has actually purchased.


If, at the end of the first six (6) months of this Agreement, the Buyer has purchased for delivery more than one hundred twenty percent (120%) of the semiannual prorated portion of its maximum initial Volume Level, then it may, with Division's approval, purchase Products at the next higher applicable Volume Level for the remaining term of the Agreement. If, at the end of the term of this Agreement, Buyer's purchases exceed the agreed upon Volume Levels, the Division will issue a credit for the difference in the prices paid and the price which would have been paid at the higher Volumes actually achieved. Subject to
Section 12.5, any such credit will be issued in the form of a credit memorandum by the Division to the Buyer.